EXHIBIT 99.1

A10 Networks, Inc. Reports Fourth Quarter and Year 2014 Financial Results

SAN JOSE, Calif., February 10, 2015 -- A10 Networks, Inc. (NYSE: ATEN), a technology leader in application networking, today announced financial results for its fourth quarter and year ended December 31, 2014.

Total revenue for the fourth quarter was $45.2 million, compared with $42.2 million in the fourth quarter of 2013. Total revenue for the year 2014 was $179.5 million, an increase of 27 percent, compared with $141.7 million reported for the year 2013.

“Overall, the team executed well in the fourth quarter, delivering strong sequential bookings growth and adding over 280 new customers - a new record for A10,” said Lee Chen, president and chief executive officer of A10 Networks. “We launched several new products in the quarter, including the ACOS 4.0 platform that has leading programmability, enhanced application support and manageability that enables important advanced features such as SSL Insight. We remain confident in our ability to grow our business by capitalizing on our unique competitive advantages, expanding our strategic partnerships and continuing to further strengthen our technology leadership.”

A10 Networks fourth quarter 2014 GAAP net loss was $16.0 million, compared with a GAAP net loss of $5.6 million in the fourth quarter of 2013. The company reported GAAP net loss of $34.7 million for the year 2014, compared with a GAAP net loss of $27.1 million for the year 2013.

Non-GAAP net loss for the fourth quarter of 2014 was $12.0 million, compared with non-GAAP net loss of $4.2 million in the fourth quarter of 2013. Non-GAAP net loss for 2014 was $29.3 million, compared with a Non-GAAP net loss of $15.5 million for the year 2013.

A reconciliation between GAAP and non-GAAP information for the 2014 and 2013 fourth quarters and years is contained in the financial statements below.

Recent Highlights

•
Launched the ACOS 4.0 platform, the most significant release since the launch of the 64-bit version of ACOS. New features include A10 Harmony, an architecture that lays the foundation of a rapid services integration platform for enterprise, cloud, and service provider networks, as well as other key enhancements including Secure Interconnect IPsec VPN, SSL Insight, Application Access Management (AAM) and Web Application Firewall (WAF).

•
Integrated Thunder ADCs with Cisco’s Application Centric Infrastructure (ACI) fabric, enabling enterprises to automatically provision application delivery and security services into the Cisco Application Policy Infrastructure Controller (APIC), significantly increasing both speed and business agility, all at a reduced cost.

•
Released Thunder TPS 3.1, leveraging the new functionality in ACOS 4.0 and including a fully programmable policy engine, new advanced DDoS mitigation capabilities, and granular Layer 4-7 control to enable best-in-class mitigation.

Prepared Materials and Conference Call Information

A10 Networks has made available a presentation with management’s prepared remarks on its fourth quarter and year 2014 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its fourth quarter and year 2014 results and outlook for its first quarter of 2015. Open to the public, investors may access the call by dialing +1-719-325-2361 or +1-888-438-5491. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-719-457-0820 or +1-888-203-1112 and entering the passcode 3719783. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward Looking Statements

This press release contains “forward-looking statements,” including statements regarding our ability to grow our business and anticipated benefits from new platform and product introductions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors which may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability for our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, and litigation risks and costs.

More information about potential factors that could affect the company's business and financial results is included in our quarterly report on Form 10-Q filed with the SEC on November 7, 2014. These filings are available on the SEC's website at www.sec.gov and the company’s website.

All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of, and other expenses associated with, the Brocade litigation. The change in the company’s share count should be considered when comparing net income (loss) per share to prior periods. In connection with its IPO, the company issued 9.0 million shares of common stock and 40.0 million shares of preferred stock converted into common stock. A10 ended the fourth quarter of 2014 with 61.0 million shares of common stock outstanding on a weighted average pro forma basis reflecting the full conversion of preferred stock into common stock.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks

A10 Networks (NYSE: ATEN) is a leader in application networking, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated, and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: http://www.a10networks.com

A10 Networks, A10 Thunder, A10 Harmony and ACOS are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com
or
Media Contact:
A10 Networks
Karen Richardson, 408-592-4663
karenr@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenue:
Products	$32,346	$33,449	$134,486	$112,045
Services	12,856	8,751	45,021	29,693
Total revenue	45,202	42,200	179,507	141,738
Cost of revenue:
Products	7,429	8,815	31,084	25,284
Services	3,362	2,329	11,853	8,112
Total cost of revenue	10,791	11,144	42,937	33,396
Gross profit	34,411	31,056	136,570	108,342
Operating expenses:
Sales and marketing	26,648	21,168	96,837	70,756
Research and development	14,487	8,723	49,903	33,348
General and administrative	6,903	4,343	22,938	15,556
Litigation expense (benefit)	266	1,638	(2,837)	11,525
Total operating expenses	48,304	35,872	166,841	131,185
Loss from operations	(13,893)	(4,816)	(30,271)	(22,843)
Other income (expense), net:
Interest expense	(124)	(50)	(1,028)	(1,495)
Interest income and other income (expense), net	(1,241)	(681)	(1,914)	(2,118)
Total other income (expense), net	(1,365)	(731)	(2,942)	(3,613)
Loss before provision for income taxes	(15,258)	(5,547)	(33,213)	(26,456)
Provision for income taxes	760	54	1,507	640
Net loss	(16,018)	(5,601)	(34,720)	(27,096)
Accretion of redeemable convertible preferred stock dividend	—	(1,194)	(1,150)	(1,982)
Net loss per share attributable to common stockholders:	$(16,018)	$(6,795)	$(35,870)	$(29,078)
Net loss per share attributable to common stockholders:	$(0.26)	$(0.71)	$(0.74)	$(3.14)
Weighted-average shares used in computing net loss per share attributable to common stockholders	60,990	9,585	48,682	9,262

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Other Financial Measures / GAAP to Non-GAAP Reconciliation
GAAP net loss	$(16,018)	$(5,601)	$(34,720)	$(27,096)
Stock-based compensation	4,045	1,402	12,359	4,282
Brocade litigation expense (benefit)	—	44	(6,973)	7,317
Non-GAAP net loss	$(11,973)	$(4,155)	$(29,334)	$(15,497)
Non-GAAP net loss per share, basic and diluted	$(0.20)	$(0.08)	$(0.51)	$(0.31)
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1)	60,990	49,582	57,887	49,259

(1) Non-GAAP share counts assume preferred stock was outstanding at 12-31-2012 (as-if converted basis)

A10 NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Weighted average shares used in computing GAAP net loss per share, basic and diluted (1)	60,990	9,585	48,682	9,262
Preferred stock adjustment	—	39,997	9,205	39,997
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1)	60,990	49,582	57,887	49,259

(1) Non-GAAP share counts assume preferred stock was outstanding at 12-31-2012 (as-if converted basis)

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$91,905	$20,793
Accounts receivable, net of allowances	54,003	37,704
Inventory, net	20,701	17,166
Prepaid expenses and other current assets	4,732	3,056
Total current assets	171,341	78,719
Property and equipment, net	10,780	9,801
Other long-term assets	4,859	5,274
Total Assets	$186,980	$93,794
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$8,994	$9,228
Accrued liabilities	22,290	15,514
Accrued litigation expenses	145	10,407
Deferred revenue, current	39,256	28,448
Total current liabilities	70,685	63,597
Revolving credit facility	—	20,000
Deferred revenue, long-term	17,964	12,784
Other long-term liabilities	1,766	6,118
Total Liabilities	90,415	102,499
Redeemable convertible preferred stock	—	81,426
Convertible preferred stock	—	44,749
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock and additional paid-in capital	278,350	12,185
Accumulated deficit	(181,785)	(147,065)
Total Stockholders' Equity (Deficit)	96,565	(134,880)
Total Liabilities, Redeemable Convertible Preferred Stock, Convertible Preferred Stock And Stockholders' Equity (Deficit)	$186,980	$93,794

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(34,720)	$(27,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,121	7,080
Stock-based compensation	12,359	4,282
Gain on settlement of contractual liability	(6,993)	—
Provision for doubtful accounts and sales returns	935	1,788
Changes in fair value of convertible preferred stock warrant liability	—	2
Changes in operating assets and liabilities:
Accounts receivable, net	(17,281)	(15,549)
Inventory	(8,914)	(8,489)
Prepaid expenses and other assets	(3,017)	1,588
Accounts payable	903	2,495
Accrued liabilities	6,724	2,133
Accrued litigation expenses	(6,066)	(6,797)
Deferred revenue	15,989	13,525
Other	(578)	(95)
Net cash provided by (used in) operating activities	(30,538)	(25,133)
Cash flows from investing activities:
Purchases of property and equipment	(6,100)	(2,993)
Net cash used in investing activities	(6,100)	(2,993)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	121,017	(656)
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	—	79,444
Principal payments on convertible promissory note in relation to settlement of litigation	—	(70,000)
Proceeds from revolving credit facility	—	33,988
Principal payments on revolving credit facility	(20,000)	(20,000)
Principal payments on term loan	—	(631)
Proceeds from exercise of convertible preferred stock warrants	—	813
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	7,030	2,392
Other	(297)	(298)
Net cash provided by financing activities	107,750	25,052
Net increase in cash and cash equivalents	71,112	(3,074)
Cash and cash equivalents—beginning of period	20,793	23,867
Cash and cash equivalents—end of period	$91,905	20,793